EXHIBIT 99.1

The following is a list of Schedules and Exhibits to the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of October 22, 2010, by and between Valero Energy Corporation, Valero Services, Inc., Valero Unit Investments, L.L.C., Genesis Energy, L.P., Genesis CHOPS I, LLC, and Genesis CHOPS II, LLC.  The Schedules and Exhibits to the Purchase Agreement have been omitted from this Current Report on Form 8-K.  The registrant agrees to furnish supplementally a copy of any such Schedules and Exhibits to the Securities and Exchange Commission upon request.

LIST OF SCHEDULES

Schedule 1(a)	Seller’s Knowledge
Schedule 4(a)(ii)	Authorization of Transaction (Seller Parties)
Schedule 4(a)(iii)	Noncontravention (Seller Parties)
Schedule 4(a)(v)	Intercompany Transactions
Schedule 4(b)(i)	Organization, Qualification and Company Power
Schedule 4(b)(iii)	Noncontravention (Acquired Companies)
Schedule 4(b)(vi)	Partnership Matters
Schedule 4(b)(vii)	Tax Matters (Acquired Companies)
Schedule 4(c)(v)	Tax Matters (Partnership)
Schedule 4(c)(vi)	Litigation (Partnership)
Schedule 4(c)(vii)	Environmental (Partnership)
Schedule 4(d)(ii)	Authorization of Transaction (Buyer)
Schedule 4(d)(iii)	Noncontravention (Buyer)
Schedule 5(d)	Operation of the Acquired Entities in the Partnership

LIST OF EXHIBITS

Exhibit A	Acquired Company Conveyed Equity Interests Assignment
Exhibit B	Acquired Company Release
Exhibit C	Closing Tax Certificate
Exhibit D	Daily Operating Report